February 27, 2015

Ms. Heather Bonner
Chief Financial Officer
AQR Funds
Two Greenwich Plaza, 3rd Floor
Greenwich, CT 06830

Enclosed is our manually signed report dated February 27,2015 for use in the Certified Shareholder Report of Registered Management Investment Companies on Form N-CSR relating to the financial statements of AQR Diversified Arbitrage Fund, AQR Equity Market Neutral Fund, AQR Global Macro Fund, AQR Long-Short Equity Fund, AQR Managed Futures Strategy Fund, AQR Managed Futures Strategy HV Fund, AQR Multi-Strategy Alternative Fund, AQR Risk-Balanced Commodities Strategy Fund, AQR Risk Parity Fund, AQR Risk Parity II HV Fund, AQR Risk Parity MV Fund, AQR Style Premia Alternative Fund, AQR Style Premia Alternative LV Fund (thirteen of the portfolios constituting AQR Funds, hereafter referred to as the "Funds").

Our manually signed report serves to authorize the use of our name on our report in the electronic filing of the Fund's Form N-CSR with the SEC.

Please provide us with an exact copy of the Fund's Form N-CSR as electronically filed with the SEC.

Very truly yours,